Exhibit 99.1

Rosetta Stone Inc. Reports Third Quarter 2009 Results

ARLINGTON, VA—November 5, 2009 — Rosetta Stone Inc. (NYSE:RST), a leading provider of technology-based language learning solutions, today announced financial results for the company’s fiscal third quarter ended September 30, 2009.

Total revenue for the third quarter was $67.2 million, an increase of 12%, compared to $59.8 million in the prior year period.  GAAP net income for the third quarter was $5.3 million, or $0.25 per share, which exceeded the high-end of the company’s most recent earnings per share guidance. Non-GAAP net income, excluding stock-based compensation expense, amortization of intangibles expense and fees associated with the company’s canceled secondary stock offering, was $6.0 million, or $0.29 per share.  A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“During the third quarter we saw strong results in both our institutional and international businesses, although we faced a number of challenges in our US consumer business. Despite our challenges, we feel that Rosetta Stone’s overall third quarter results were solid, including strong growth in our institutional subscription sales, which led to a sharp increase in our deferred revenue,” said Tom Adams, president and chief executive officer.

Adams added, “While we resolved our internet marketing issues during the quarter, we feel that the depressed economic environment in the US is having an effect on our US consumer business, resulting in greater variability in our operating results as we head into the holiday season. However, we remain confident in Rosetta Stone’s core value proposition and our long-term growth prospects. This is evidenced by strong growth in our institutional channels and our continued traction in our international businesses.”

Other Third Quarter 2009 Financial Highlights

•                  Revenue Mix — Product revenue for the third quarter was $58.2 million, or 87% of total revenues, while subscription and service revenue was $9.1 million, representing the remaining 13% of total revenues.  Consumer revenue was $50.9 million, or 76% of total revenues, while Institutional revenue was $16.3 million, representing the remaining 24% of total revenues.

•                  Average Sales Per Unit and Unit Volume — Average sales price per unit increased 12% on a year-over-year basis, from $317 to $355.  This increase was the result of a shift in the sales mix towards multi-level bundled products and the discontinuation of certain lower end offerings.  Bundled solutions represented approximately 65% of third quarter total unit volume, an increase of approximately 15 percentage points compared to the prior year.  Total unit volume was flat on a year-over-year basis, however, it increased by approximately 9% after adjusting for the discontinuation of the company’s 3-month online subscription offering in October 2008.

•                  GAAP and non-GAAP Operating Income — GAAP operating income for the third quarter was $7.9 million. Non-GAAP operating income, which excludes stock-based compensation expense, amortization of intangibles and expenses associated with the canceled secondary stock offering, was $9.1 million for the third quarter of 2009, or 13% of revenues.

•                  Adjusted EBITDA — Adjusted EBITDA, which excludes the impact of stock-based compensation expense and expenses associated with the canceled secondary stock offering, was $10.5 million, or 16% of revenues, for the third quarter of 2009.

•                  Deferred Revenue — Deferred revenue was $27.2 million, an increase of $8.9 million from the end of the previous quarter, due primarily to the signing of a $5.0 million contract with the Army and an increase in subscription-based sales to educational institutions.

•                  Cash - Cash and Cash Equivalents at September 30, 2009 were $71.2 million, an increase from $66.2 million at the end of the previous quarter.

Financial Outlook

Rosetta Stone management is issuing guidance for the fourth quarter and full year 2009 as follows:

Fourth Quarter of 2009:

•                  Total revenue of $72.0 to $76.0 million

•                  GAAP net income of $7.8 to $8.8 million

•                  GAAP diluted net income per share of $0.36 to $0.41

•                  Non-GAAP diluted net income per share of $0.39 to $0.44

•                  Adjusted EBITDA of $14.9 to $16.5 million

•                  Diluted weighted-average shares outstanding of approximately 21.3 million

Full Year 2009:

•                  Total revenue of $246.0 to $250.0 million

•                  GAAP net income of $9.0 to $10.0 million

•                  GAAP diluted net income per share of $0.45 to $0.50

•                  Non-GAAP diluted net income per share of $1.14 to $1.19

•                  Adjusted EBITDA of $42.0 to $43.6 million

•                  Diluted weighted-average shares outstanding of approximately 20.2 million

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Non-GAAP Financial Measures

This press release contains four non-GAAP financial measures:  non-GAAP net income, non-GAAP net income per share, adjusted EBITDA, and non-GAAP operating income. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangibles, stock-based compensation expenses, IPO related compensation expenses, and fees associated with the Company’s canceled secondary stock offering in August 2009.  Adjusted EBITDA is GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization and stock-based compensation expenses, IPO related compensation expenses and fees associated with the Company’s canceled secondary stock offering in August 2009.  Management believes that these non-GAAP measures of financial results provide useful information to investors regarding certain financial and business trends relating to the company’s financial condition and results of operations.  Management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the company’s Board of Directors. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Management typically excludes the amounts described above when evaluating the company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the company’s operating performance due to the following factors:

•                  Amortization of Acquired Intangibles.  Amortization costs and the related tax effects are fixed at the time of an acquisition, and then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

•                  Stock-based Compensation.  Although stock-based compensation is an important aspect of compensation of the company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

•                  IPO related Compensation.  Although the IPO related compensation was an important aspect of compensation for the company’s key employees that played a material role in the growth and success of the company, it was an award that was triggered by the company’s initial public offering in April 2009.

•                  Fees associated with canceled secondary stock offering.  As part of a canceled secondary stock offering in August 2009 the company incurred certain legal, accounting, and printing expenses that are one-time in nature and not reflective of the company’s underlying performance.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations, because they reflect the exercise of judgments by management about which expenses and items of income are excluded from these non-GAAP financial measures and may not be calculated in the same manner as other companies’ similarly titled non-GAAP measures.

In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. Rosetta Stone urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included at the end of this release.

Webcast and Conference Call

This news release and the accompanying tables should be read in conjunction with the additional content that is available on the company’s website, which includes supplemental financial information as well as a webcast of a conference call that the company will host to discuss the third quarter 2009 financial results and its outlook for fiscal year 2009.  The conference call is scheduled for November 5, 2009 at 4:30 p.m. eastern time (ET).

To access this call, dial 888-211-7262 (domestic) or 913-312-0947 (international).  Additionally, a live webcast of the conference call will be available at http://investors.rosettastone.com.   Please access the web site at least 15 minutes prior to the start of the call to register and download and install any necessary software.

Following the conference call, a replay will be available until November 19, 2009 at 888-203-1112 (domestic) or 719-457-0820 (international).  The replay pass code is 4553361.  The web cast of this conference call will be archived.  Individuals can access the webcast, as well as the press release and supplemental financial information, at http://investors.rosettastone.com.

About Rosetta Stone

Rosetta Stone Inc. is changing the way the world learns languages. Rosetta Stone provides interactive solutions that are acclaimed for the speed and power to unlock the natural language-learning ability in everyone. Available in more than 30 languages, Rosetta Stone language-learning solutions are used by schools, organizations and millions of individuals in over 150 countries throughout the world. The company was founded in 1992 on the core beliefs that learning a language should be natural and instinctive and that interactive technology can replicate and activate the immersion method powerfully for learners of any age. The company is based in Arlington, Va. For more information, visit RosettaStone.com.

“Rosetta Stone” is a registered trademark of Rosetta Stone Ltd.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements, including our guidance for the fourth quarter of 2009 and the full year 2009 and our long-term growth prospects.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “project,” “believe,” “plan,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “seek,” “may,” or “will.”  These forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: demand for language learning software; the advantages of our products, technology, brand and business model as compared to others; our ability to maintain effective internal controls or to remediate material weaknesses; our cash needs and expectations regarding cash flow from operations; our product development plans, including our plans to develop new web-based services and expansion of our product portfolio; our plans regarding expansion of our marketing initiatives and sales force; our international expansion plans; our plans to increase our kiosks and retail relationships; our ability to manage and grow our business and execute our business strategy; our financial performance; the general economic downturn and related impact on consumer spending in particular; and the costs associated with being a public company and the other factors described more fully in the Company’s filings with the Securities and Exchange Commission, including the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2009, filed with the U.S. Securities and Exchange Commission on August 11, 2009. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Investor Contact:

Christopher Martin

cmartin@rosettastone.com

703.387.5927

Media Contact:

Reilly Brennan

rbrennan@rosettastone.com

703.387.5863

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue:
Product	$58,151	$53,139	$149,663	$124,988
Subscription and service	9,065	6,664	24,297	18,143
Total revenue	67,216	59,803	173,960	143,131

Cost of revenue:
Cost of product revenue	7,798	7,871	20,934	17,869
Cost of subscription and service revenue	1,210	705	2,204	1,789
Total cost of revenue	9,008	8,576	23,138	19,658

Gross Profit	58,208	51,227	150,822	123,473

Operating expenses
Sales and marketing	32,263	25,727	83,023	65,510
Research and development	6,125	5,018	21,069	13,308
General and administrative	11,914	8,889	44,967	26,272
Total operating expenses	50,302	39,634	149,059	105,090

Income from operations	7,906	11,593	1,763	18,383

Other income and (expense):
Interest income	55	109	109	423
Interest expense	(8)	(194)	(348)	(714)
Other income	45	(31)	81	81
Total other income (expense)	92	(116)	(158)	(210)

Income before income taxes	7,998	11,477	1,605	18,173
Income tax provision	2,695	5,456	399	9,222

Net income	$5,303	$6,021	$1,206	$8,951

Earnings per share:
Basic	$0.26	$3.13	$0.09	$4.72
Diluted	$0.25	$0.36	$0.06	$0.53

Common shares and equivalents outstanding:
Basic weighted average shares	20,177	1,921	13,229	1,895
Diluted weighted average shares	20,988	16,931	19,462	16,876

ROSETTA STONE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30,	December 31,
	2009	2008
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$71,168	$30,626
Restricted cash	64	34
Accounts receivable (net of allowance for doubtful accounts of $1,643 and $1,103, respectively)	40,470	26,497
Inventory, net	8,726	4,912
Prepaid expenses and other current assets	7,160	6,598
Income tax receivable	4,470	—
Deferred income taxes	2,282	2,282
Total current assets	134,340	70,949

Property and equipment, net	18,625	15,727
Goodwill	34,199	34,199
Intangible assets, net	10,610	10,645
Deferred income taxes	6,828	6,828
Other assets	790	470
Total assets	$205,392	$138,818

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,456	$3,207
Accrued compensation	7,615	8,570
Other current liabilities	23,832	21,353
Deferred revenue	25,433	14,382
Current maturities of long-term debt — related party	—	4,250
Total current liabilities	60,336	51,762

Long-term debt — related parties	—	5,660
Deferred revenue	1,728	1,362
Other long-term liabilities	623	963
Total liabilities	62,687	59,747

Commitments and contingencies

Stockholders’ equity:
Class A, Series A-1 Convertible Preferred Stock, $0.001 par value; zero and 269 shares authorized; zero and 269 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	—	26,876
Class A, Series A-2 Convertible Preferred Stock, $0.001 par value; zero and 178 shares authorized; zero and 178 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	—	17,820
Class B Convertible Preferred Stock, $0.001 par value; zero and 115 shares authorized; zero and 111 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	—	11,341
Preferred Stock, $0.001 par value; 10,000 and zero shares authorized; zero and zero shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	—	—
Class A Convertible Common Stock, $0.00005 par value; zero and 900 shares authorized; zero and zero shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	—	—
Class B Convertible Common Stock,$0.00005 par value; zero and 20,000 shares authorized; zero and zero shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	—	—
Non-designated common stock, $0.00005 par value; 190,000 and 39,100 shares authorized; 20,364 and 1,936 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	2	1
Additional paid-in capital	129,258	10,814
Accumulated income	13,629	12,422
Accumulated other comprehensive loss	(184)	(203)
Total stockholders’ equity	142,705	79,071
Total liabilities and stockholders’ equity	$205,392	$138,818

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2009			September 30, 2008
	GAAP	Adjustments	non-GAAP	GAAP	Adjustments	non-GAAP
Revenue:
Product	$58,151		$58,151	$53,139	$—	$53,139
Subscription and service	9,065		9,065	6,664	—	6,664
Total revenue	67,216		67,216	59,803	—	59,803

Cost of revenue:
Cost of product revenue (1)	7,798	(10)	7,788	7,871	(1)	7,870
Cost of subscription and service revenue	1,210		1,210	705	—	705
Total cost of revenue	9,008	(10)	8,998	8,576	(1)	8,575

Gross Profit	58,208	10	58,218	51,227	1	51,228

Operating expenses
Sales and marketing(2)	32,263	(207)	32,056	25,727	(43)	25,684
Research and development(3)	6,125	(290)	5,835	5,018	(127)	4,891
General and administrative(4)	11,914	(641)	11,273	8,889	(226)	8,663
Total operating expenses	50,302	(1,138)	49,164	39,634	(396)	39,238

Income from operations	7,906	1,148	9,054	11,593	397	11,990

Other income and (expense):
Interest income	55	—	55	109	—	109
Interest expense	(8)	—	(8)	(194)	—	(194)
Other income	45	—	45	(31)	—	(31)
Total other income (expense)	92	—	92	(116)	—	(116)

Income before income taxes	7,998	1,148	9,146	11,477	397	11,874
Income tax provision (5)	2,695	431	3,126	5,456	149	5,605

Net income	$5,303	$717	$6,020	$6,021	$248	$6,269

Earnings per share:
Basic	$0.26		$0.30	$3.13		$3.26
Diluted	$0.25		$0.29	$0.36		$0.37

Common shares and equivalents outstanding:
Basic weighted average shares	20,177		20,177	1,921		1,921
Diluted weighted average shares	20,988		20,988	16,931		16,931

(1)  Represents stock based compensation expense of $10 and $1 in 2009 and 2008, respectively

(2)  Represents stock based compensation expense of $207 and $43 in 2009 and 2008, respectively

(3)  Represents stock based compensation expense of $290 and $127 in 2009 and 2008, respectively

(4)  Represents stock based compensation expense of $472 and $226 in 2009 and 2008, respectively, as well as $169 of fees associated with the company’s canceled secondary stock offering

(5)  Non-GAAP tax rate of 37.5%

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2009			September 30, 2008
	GAAP	Adjustments	non-GAAP	GAAP	Adjustments	non-GAAP
Revenue:
Product	$149,663		$149,663	$124,988	$—	$124,988
Subscription and service	24,297		24,297	18,143	—	18,143
Total revenue	173,960		173,960	143,131	—	143,131

Cost of revenue:
Cost of product revenue (1)	20,934	(22)	20,912	17,869	(14)	17,855
Cost of subscription and service revenue	2,204		2,204	1,789	—	1,789
Total cost of revenue	23,138	(22)	23,116	19,658	(14)	19,644

Gross Profit	150,822	22	150,844	123,473	14	123,487

Operating expenses
Sales and marketing(2)	83,023	(881)	82,142	65,510	(2,364)	63,146
Research and development(3)	21,069	(5,737)	15,332	13,308	(344)	12,964
General and administrative(4)	44,967	(14,925)	30,042	26,272	(683)	25,589
Total operating expenses	149,059	(21,543)	127,516	105,090	(3,391)	101,699

Income from operations	1,763	21,565	23,328	18,383	3,405	21,788

Other income and (expense):
Interest income	109	—	109	423	—	423
Interest expense	(348)	—	(348)	(714)	—	(714)
Other income	81	—	81	81	—	81
Total other income (expense)	(158)	—	(158)	(210)	—	(210)

Income before income taxes	1,605	21,565	23,170	18,173	3,405	21,578
Income tax provision (5)	399	8,087	8,486	9,222	1,277	10,499

Net income	$1,206	$13,478	$14,684	$8,951	$2,128	$11,079

Earnings per share:
Basic	$0.09		$1.11	$4.72		$5.85
Diluted	$0.06		$0.75	$0.53		$0.66

Common shares and equivalents outstanding:
Basic weighted average shares	13,229		13,229	1,895		1,895
Diluted weighted average shares	19,462		19,462	16,876		16,876

(1)  Represents stock based compensation expense of $22 and $1 in 2009 and 2008, respectively as well as amortization of intangibles expense of $13 in 2008.

(2)  Represents stock based compensation expense of $470 and $112 in 2009 and 2008, respectively as well as IPO related compensation expense of $377 in 2009 and amortization of intangibles expense of $34 and $2,252 in 2009 and 2008, respectively.

(3)  Represents stock based compensation expense of $704 and $344 in 2009 and 2008, respectively as well as IPO related compensation expense of $5,033 in 2009.

(4)  Represents stock based compensation expense of $1363 and $683 in 2009 and 2008, respectively, as well as IPO related compensation expense of $13,393 in 2009 and $169 of fees associated with the company’s canceled secondary stock offering

(5)  Non-GAAP tax rate of 37.5%

	Nine Months Ended September 30, 2009
	Stock	IPO related
	Compensation	Compensation
	Expense	Expense
Cost of product revenue	22	—
Sales and marketing	470	377
Research and development	704	5,033
General and administrative	1,363	13,393
Total	2,559	18,803

ROSETTA STONE INC.

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2009		September 30, 2009
	2009	2008	2009	2008

Net income	$5,303	$6,021	$1,206	$8,951
Interest expense, net	(47)	85	239	291
Income tax expense	2,695	5,456	399	9,222
Depreciation and amortization	1,420	1,848	3,914	5,224
Stock-based and IPO-related compensation	979	397	21,362	1,140
Fees associated with canceled secondary stock offering	169	—	169	—

Adjusted EBITDA	$10,519	$13,807	$27,289	$24,828